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                                                              Exhibit 99.B(E)(8)

                                   AMENDMENT,
                            DATED NOVEMBER 10, 2003,
                                       TO
                              RYDEX VARIABLE TRUST
                             INVESTOR SERVICES PLAN,
                            DATED DECEMBER 31, 1998,
                                   AS AMENDED

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                                  AMENDMENT TO
                              RYDEX VARIABLE TRUST
                             INVESTOR SERVICES PLAN


                              RYDEX VARIABLE TRUST
                              INVESTOR SERVICE FEE


RYDEX FUNDS

       Nova Fund
       Ursa Fund

       Precious Metals Fund
       OTC Fund
       Juno Fund
       Large-Cap Europe Fund
       Large-Cap Japan Fund
       Mekros Fund
       Medius Fund
       Titan 500 Fund
       Tempest 500 Fund
       Velocity 100 Fund
       Venture 100 Fund
       LONG DYNAMIC DOW 30 FUND
       INVERSE DYNAMIC DOW 30 FUND
       LARGE-CAP VALUE FUND
       LARGE-CAP GROWTH FUND
       MID-CAP VALUE FUND
       MID-CAP GROWTH FUND
       INVERSE MID-CAP FUND
       SMALL-CAP VALUE FUND
       SMALL-CAP GROWTH FUND
       INVERSE SMALL-CAP FUND
       U.S. Government Bond Fund
       U.S. Government Money Market Fund
       All-Cap Value Fund
       Core Equity Fund
       Internet Fund
       Real Estate Fund
       Sector Rotation Fund
       Utilities Fund
       CLS AdvisorOne Amerigo Fund
       CLS AdvisorOne Clermont Fund

       ADDITIONS and [DELETIONS] are noted in BOLD.

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INVESTOR SERVICE FEE                             Twenty-Five basis points (.25%)


CALCULATION OF FEE

       The investor service fee is based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.